SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  July 2, 2004
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                           America Service Group Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   0-23340                    51-0332317
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     (State or other              (Commission                (IRS Employer
       jurisdiction              File Number)            Identification Number)
    of incorporation)


     105 Westpark Drive, Suite 200, Brentwood, Tennessee             37027
     ---------------------------------------------------             -----
           (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (615) 373-3100
                                                           --------------


                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure

           On July 2, 2004, America Service Group Inc. (the "Company") issued a press release announcing, among other things, that it would be taking a pre-tax charge of $6.8 million in the second quarter 2004 related to its contract with the Maryland Department of Public Safety and Correctional Services ("Maryland DPS") and that it would be reversing its deferred tax valuation allowance at June 30, 2004. The relevant portions of the press release are set forth below:

           "Charge for Loss Contract
           -------------------------
           The Company will record a pre-tax loss contract charge of $6.8 million, effective June 1, 2004, to cover estimated future losses under the Maryland DPS contract until its expiration and allocated corporate overhead. The charge will be reflected in the Company's results for the quarter ended June 30, 2004. Revenues under the Maryland DPS contract are expected to be approximately $61 million from June 1, 2004 to expiration of the contract on June 30, 2005.

           The Company accrues losses under its fixed price contracts when it is probable that a material loss will be incurred and the amount of the loss can be reasonably estimated. The Company performs this loss accrual analysis on a specific contract basis taking into consideration such factors as future contractual revenue, projected future labor, pharmacy and healthcare costs, including hospitalization and outpatient services, and each contract's specific terms related to risk-sharing arrangements. The projected future healthcare costs are estimated based on historical trends and management's estimate of future cost increases.

           As discussed in the Company's Form 10-Q for the period ended March 31, 2004, the Company's contract with the Maryland DPS has underperformed, fluctuating between minimal profitability, breakeven and losses. This contract was entered into on July 1, 2000, to provide comprehensive medical services to four regions of the Maryland prison system. The initial term of the contract was for the three years ended June 30, 2003, with the Maryland DPS having the ability to renew the contract for two additional one-year terms. The contract is presently in its second renewal term and is non-cancelable by the Company. The Maryland DPS pays the Company a flat fee per month with certain limited cost-sharing adjustments for staffing costs, primarily nurses, and the cost of medications related to certain specific illnesses. The Company is fully at risk for increases in hospitalization and outpatient costs under the terms of the contract with the Maryland DPS. The contract also contains provisions that allow the Maryland DPS to assess penalties if certain staffing or performance criteria are not maintained. The flat fee paid to the Company is increased annually based on a portion of the consumer price index.

           Due to the flat fee nature of this contract, the Company's margin under the contract can be significantly impacted by changes in healthcare costs, utilization trends or inmate population. The Company incurred losses under this contract in April 2004 at a level slightly above expectations. The losses under the contract increased significantly in May 2004 to approximately $1.1 million for the month. The primary cause for the increased loss was an unanticipated increase in hospitalization costs beginning in May, resulting from the volume and acuity of services being provided, the number of HIV and mental health patients and the costs associated with current treatment guidelines. Based upon the recent historical trends, the Company believes that expected hospitalization costs over the remaining term of the contract will cause losses to continue to be incurred.

           Income Tax Valuation Allowance
           ------------------------------
           The Company anticipates reversing substantially all of its deferred income tax valuation allowance at June 30, 2004.

           As discussed in the Company's Form 10-Q for the period ended March 31, 2004, the Company had net deferred tax assets totaling approximately $9.0 million as of March 31, 2004, all of which were offset by a valuation allowance. It was also noted that the Company's assessment of the requirement for the valuation allowance could change in the future based upon its level of pre-tax income.

           Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), requires the Company to record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." Since December 31, 2001, the Company has maintained a 100% valuation allowance equal to the net deferred tax assets.

           Based upon the Company's profits since December 31, 2001, and its expected profitability in this and future years, the Company has now concluded that it is more likely than not that substantially all of its deferred tax assets will be realized. As a result, in accordance with SFAS No. 109, the Company anticipates that substantially all of the valuation allowance applied to such deferred tax assets will be reversed at June 30, 2004. Reversal of the valuation allowance will result in a significant non-cash income tax benefit in the second quarter of 2004 equal to the Company's estimated realizable deferred tax assets, excluding those deferred tax assets that resulted from the exercise of employee stock options. The reversal of the valuation allowance that relates to the Company's estimated realizable deferred tax assets resulting from the exercises of employee stock options will be recorded as a direct increase to additional paid capital in the shareholders' equity portion of the Company's balance sheet as of June 30, 2004.

           As a result of the expected reversal of the valuation allowance, beginning with the third quarter of 2004, the Company expects to begin providing for an income tax provision at a rate on income before taxes equal to the combined federal and state effective tax rates, currently estimated to be 40 percent.

           This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ."


Item 12.  Results of Operations and Financial Condition.

           In a press release issued on July 2, 2004, the Company, among other things, announced increased guidance for 2004 full-year results. The relevant portions of the press release are set forth below:

           "2004 Guidance
           --------------
           The Company is increasing its previous guidance for 2004 full-year results. Consistent with past practice, the Company's guidance only reflects contracts currently in operation and does not factor in any potential new business. The Company currently expects total revenues from continuing and discontinued operations of approximately $668 million in 2004, an increase of $10 million from previous guidance. Pre-tax income from continuing and discontinued operations is expected to be approximately $24 million in 2004, excluding the $5.2 million charge for the settlement of the Florida legal matter in the first quarter and the $6.8 million Maryland DPS loss contract charge.

           This is an increase of $1.5 million from previous guidance and includes losses under the Maryland DPS contract prior to the June 1 effective date of the charge. The increase in guidance is based upon expected performance improvements in the Company's contract portfolio and its pharmacy division during the second half of 2004. It should be noted that the Company's previous guidance contained no appreciable contribution from the Maryland DPS contract. Likewise, as a result of the loss contract charge, the Company's current guidance contains no contribution from the Maryland DPS contract. Depreciation, amortization and interest expense is expected to be approximately $6.0 million in 2004, consistent with previous guidance. The Company expects fully diluted shares outstanding to be approximately 7.35 million in 2004, also consistent with previous guidance.

           This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and its method for reconciliation to the most comparable GAAP measure is included below.

           The most directly comparable GAAP measures for the guidance provided by the Company is Healthcare Revenue, Income from Continuing Operations Before Tax, Depreciation and Amortization, and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure is not accessible on a forward-looking basis.

           This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ."




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Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICA SERVICE GROUP INC.



Date:  July 2, 2004                       By:   /s/ MICHAEL TAYLOR
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                                             Michael Taylor
                                             Senior Vice President and Chief
                                                Financial Officer